Exhibit 10.17

Program Content License Agreement

between

Phoenix Satellite Television Company Limited

and

Beijing Tianying Jiuzhou Network Technology Co., Ltd.

November 24, 2009

Program Content License Agreement

This Program Content License Agreement (“Agreement”) is entered into between the following two parties on November 24, 2009 in Beijing:

Phoenix Satellite Television Company Limited (“Party A” or “Phoenix Satellite TV”), a foreign enterprise duly established and validly existing under the laws of Hong Kong

Registered Address: No. 2-6, Dai King Street, Taipo Industrial Estate, Taipo, N. T., H.K.

Authorized Representative: Cui Qiang

and

Beijing Tianying Jiuzhou Network Technology Co., Ltd. (“Party B”), a limited liability company duly registered and validly existing under PRC laws

Address: Floor 5 Information Building, No. 12 Zhongguancun South Street, Haidian District, Beijing 100081 China

Legal Representative: Qiao Hai Yan

Party A and Party B are hereinafter referred to individually as a “Party” and collectively as “Parties”.

WHEREAS:

1.                                               Party A owns copyrights and other related rights to the programs listed in Exhibit 1 hereto, as amended from time to time;

2.                                               In accordance with the “Agreement Between Phoenix Satellite TV and Phoenix New Media Regarding Cooperation in the Fields of Content, Branding, Promotion and Technology” dated November 24, 2009 between Phoenix Satellite Television Holdings Limited and Phoenix Online (Beijing) Information Technology Co., Ltd., Party B has the right to operate the Phoenix Satellite TV Websites (defined below) and Other Websites (defined below), provide Internet information services such as news, entertainment, and business information, as well as computer information services through such websites and transfer information from Phoenix Satellite TV to mobile network clients, and authorize the use of the Phoenix Satellite TV program content by other information network service providers (collectively, “Party B Business”); and

3.                                               Both Parties agree that Party A will provide the program content of Phoenix Satellite TV to Party B, subject to the terms and conditions hereof.

NOW, THEREFORE, upon amicable consultation based on principles of equality, mutual benefit and complementary advantage, the Parties have reached this Agreement as follows:

ARTICLE ONE     DEFINITION

1.1                                         Unless otherwise referenced herein, each of the terms used herein shall have the meaning ascribed to it below:

(i)                 “Affiliate”, with respect to any Party hereto, shall mean any legal person, non-legal person economic organization, or natural person, which owns a controlling interest in, or which is controlling, controlled by or under common control with, such Party, directly or indirectly.

As used in this Agreement, “control” means the power of any person to direct or cause the direction of management and policies of another party on account of such person’s ownership of equity interest, voting right, the right to appoint directors, by contract or otherwise.

(ii)              “Business Day” shall mean a date on which commercial banks open for business, other than Saturdays, Sundays and public holidays in mainland China.

(iii)           “Intellectual Property Right” shall mean authorship right, proprietary trademark right, patent right, business secret ownership right and other intellectual property right under PRC Law.

(iv)          “Other Websites” shall mean Internet websites whose domain name are licensed by Party A or its Affiliate to Party B and which are operated and managed by Party B upon Party A’s approval in writing, other than the Phoenix Satellite TV Websites.

(v)             “Phoenix Satellite TV Websites” shall mean Internet websites which have  the domain name of www.ifeng.com, www.phoenixtv.com or www.phoenixtv.com.cn.

(vi)              “Program Content”, with respect to this Agreement, shall mean all program content set forth in Exhibit 1 to which Party A owns Internet and media copyrights and which are required for Party B Business, including but not limited to programs on news, policy trends, entertainment, business and economic trends.

(vii)               “Program Content Collection” shall mean the collection of Program Content from Phoenix Satellite TV’s Chinese Channel, other professional news media, or other information sources.

(viii)            “PRC Law” shall mean all laws, ordinances, rules, orders, notices, regulations and other regulatory documents having legal binding force, as promulgated from time to time prior to and after the date on which this Agreement becomes effective.

(iv)          “Taxes” shall mean taxes and fees of all kinds, including all taxes collected in China (including by the central PRC government and various local governments) and in any other jurisdiction, including but not limited to all kinds of ownership tax, interest tax, value added tax, stamp tax, and land and property use tax collected or levied on capital, profit, revenue, sales, or any other taxable item; all duties, fees, deductions, withholding tax, withholding income tax, or penalties or other payment in connection with taxes; and the term “Taxes” shall be interpreted accordingly.

(v)                 “Third Party”, with respect to this Agreement, shall mean any company, enterprise, other economic organization or individual, other than the Parties hereto.

ARTICLE TWO     BASIC PRINCIPLES OF THE LICENSE

2.1                                         Party B may use the Program Content licensed by Party A only in Party B Business. Without Party A’s consent in writing, Party B may not in any way use the Program Content provided by Party A for any purposes other than in connection with Party B Business, nor may Party B permit any third party to use in any way the Program Content licensed by Party A to Party B prior to the publishing of the Program Content on the Phoenix Satellite TV Websites or Other Websites.

2.2                                         The Parties shall provide the services hereunder fairly and reasonably as if they were unaffiliated entities in an arm’s-length transaction.

2.3                                         Without Party A’s consent, Party B may not enter into with any third party any agreement or cooperation which is identical with or similar to this Agreement.

2.4                                         If other services are required by Party B in Party B Business, Party B shall first provide Party A with the content and requirements of such services in writing. If Party A indicates expressly in writing that it refuses or is unable to provide such services, Party B may turn to third parties for such other services; if, however, Party A agrees to provide such services, then the Parties shall negotiate in good faith the content, method and fees of such services.

2.5                                         In the event of any delay, non-performance or partial performance of any obligations hereunder by Party A, Party A shall give Party B prompt notice in writing and make best effort to assist Party B in obtaining identical or similar program content from other channels.

2.6                                         During the course of Party A’s provision of the services hereunder, Party B shall provide all assistance reasonably required by Party A.

ARTICLE THREE     SERVICE SCOPE AND METHOD OF PROVISION

3.1                                         Both Parties agree that Party A shall license the Program Content required in Party B Business to Party B, and Party B shall accept the services provided by Party A, to the extent, at the time or times, and in the manner as agreed to by the Parties herein.

3.2                                         The Program Content to be licensed by Party A to Party B shall be as set forth in Exhibit 1 hereto, as updated from time to time. If the Program Content required by Party B is beyond that listed on Exhibit 1, as updated from time to time, Party B shall send its written request to Party A promptly and the latter shall license the Program Content described in the preceding phrase to Party B to the extent it has power to do so in accordance with this Agreement.

3.3                                         In each May during the term of this Agreement, both Parties shall update and adjust the scope of Program Content listed in Exhibit 1 and the Program Content so adjusted shall be the Program Content to be licensed by Party A to Party B for the period of time from May of such year to the next succeeding May. The then adjusted scope of Program Content shall constitute an exhibit hereto and process equal validity as this Agreement.

ARTICLE FOUR     SERVICE FEE

4.1                                         The amount of the service fee and its terms of payment shall be as set forth in Attachment 1 to the “Agreement Between Phoenix Satellite TV and Phoenix New Media Regarding Cooperation in the Fields of Content, Branding, Promotion and Technology” dated November 24, 2009 between Phoenix Satellite Television Holdings Limited and Phoenix Online (Beijing) Information Technology Co., Ltd. (“Phoenix Online”).

4.2                                         The Parties may enter into a separate agreement and establish specific fee rates in respect of services beyond this Agreement in accordance with the principles set forth herein.

ARTICLE FIVE     INTELLECTUAL PROPERTY RIGHTS TO THE PROGRAM CONTENT

5.1                                         Both Parties acknowledge and agree that with respect to Program Content licensed to Party B hereunder, Party B shall not have any copyright or any other Intellectual Property Right. If Party B obtains any Intellectual Property Right in respect of the Program Content during its use of the same, Party B shall notify Party A and, upon its request in writing, sign all documents and take all actions required to assign such Intellectual Property Right to Party A, and ensure the Intellectual Property Right so obtained by Party A is legitimate, complete, and free from any encumbrance.

5.2                                         In the event of any legal action taken by Party A to protect any Intellectual Property Right of the Program Content, or any dispute with any third party in connection with any Intellectual Property Right of the Program Content in which Party A is involved (including but not limited to Party A’s being the plaintiff/applicant or defendant/respondent in any lawsuit or arbitration), Party B shall provide, at the cost of Part A; all assistance reasonably requested by Party A, provided, however, that if the legal action taken by Party A or the dispute in which Party A is involved is due to or related to Party B’s negligence, then the cost of providing such assistance requested by Party A shall be borne by Party B.

5.3                                         If Party B becomes aware of any violation of any Intellectual Property Right to the Program Content provided by Party A to Party B, it shall take all measures reasonably necessary to preserve the evidence of such third party violation, notify Party A of the same as soon as reasonably possible, and take actions reasonably requested by Party A to assist in legal actions taken or claims made by Party A in order to protect its Intellectual Property Right.

5.4                                         If, for causes attributable to Party B, Party A sustains any economic losses as a result of any dispute with any third party over the Program Content provided by Party A, Party B agrees to indemnify Party A for all such losses, which losses shall include only the direct losses and reasonable expenses incurred in resolving such dispute (including reasonable attorney fees).

ARTICLE SIX                     PARTY B’S OBLIGATIONS WITH RESPECT TO CONFIDENTIAL INFORMATION

6.1                                         When providing the Program Content to Party B, Party A may specify the special purpose for which such Program Content shall be used, the extent to which such Program Content shall be transmitted, the time or times at which such Program Content shall be transmitted (including the time at which such Program Content is published on the Phoenix Satellite TV Website or Other

Websites, or the time at which such Program Content is licensed to any third party by Party B), and the manner by which such Program Content shall be transmitted (including the manner by which such Program Content is published on the Phoenix Satellite TV Websites or Other Websites, or the manner in which such Program Content shall be used by the licensed third party). Party B’s use of the Program Content shall be in strict compliance with Party A’s requirements.

6.2                                         Party B shall keep in confidence Party A’s business secrets of which Party B may be aware on account of Party B’s receipt from Party A of the license to use the Program Content. Upon the termination of this Agreement, Party B shall return to Party A or destroy any document, material or software containing such business secrets and delete the same from any memory devices.

6.3                                         Party B warrants that it will take all technical methods and confidential measures reasonably available to Party B to ensure that only Party A and certain of Party B personnel designated by Party A may have access to the Program Content licensed by Party A to Party B. Without Party A’s permission in writing, Party B may not disclose or sublicense the Program Content to any third party, except for the Program Content related to Party B Business.

ARTICLE SEVEN     REPRESENTATIONS AND WARRANTIES

7.1                                         Party A represents and warrants that

7.1.1                                it owns copyrights and other related rights to the Program Content set forth in Exhibit 1 hereto, as updated from time to time;

7.1.2                                it has taken all appropriate and necessary corporate actions and other actions, authorized the execution and performance of this Agreement, and obtained all appropriate consents, approvals and authorizations required for the execution and performance of this Agreement; and

7.1.3                                its signing and performance of this Agreement will not violate or contradict any of its constitutional documents, laws and regulations applicable to it, or any agreement or contract to which it is a party or by which it is bound.

7.2                                         Party B represents and warrants that

7.2.1                                it has taken all appropriate and necessary corporate action and other actions, authorized the execution and performance of this Agreement,

and obtained all appropriate consents, approvals and authorizations required for the execution and performance of this Agreement; and

7.2.2                                its signing and performance of this Agreement will not violate or contradict any of its constitutional documents, laws and regulations applicable to it, or any agreements or contracts to which it is a party or by which it is bound.

ARTICLE EIGHT     LIABILITIES FOR BREACH; TERMINATION

8.1                                         Both Parties agree that any breach of any of the warranties, covenants, or provisions hereof by either Party shall constitute a breach of this Agreement, except under circumstances described in Section 8.2 below. In the event of any breach of this Agreement by any Party hereto, the breaching Party shall indemnify the other Party for all of such other Parties losses arising therefrom, which losses shall include only direct losses, reasonable expenses and reasonable attorney fees.

8.2                                         In the event that

8.2.1                                one Party is in breach of its obligations hereunder and fails to cure such breach within ten (10) Business Days following the other Party’s written notice thereof, then the non-breaching Party may terminate this Agreement;

8.2.2                                one Party enters into a bankruptcy process, Party B’s shareholder or equity structure changes (not including changes to Party B’s shareholder or equity structure due to the Exclusive Call Option Agreement and Equity Pledge Agreement dated                between Party B, Phoenix Online and other relevant parties), or one Party ceases its business operation, then the other Party may send a written notice of termination to such Party and this Agreement shall terminate as of the date on which such written notice is served to such Party;

8.2.3                                one Party’s performance of its obligations hereunder is held unlawful under the PRC Law, such Party may send a written notice of termination to the other Party upon the promulgation of the relevant PRC Law;

8.2.4                                one Party’s performance of its obligations hereunder (including but not limited to such Party’s ability to perform this Agreement) is, in the reasonable judgment of the other Party, adversely affected by the occurrence of any event, then the unaffected Party may terminate this Agreement upon notifying the other Party in writing; and

8.2.5                                in exercising its right to terminate this Agreement pursuant to Subsections 8.2.1 to 8.2.4, one Party shall give a written notice of termination to the other Party, without the necessity of obtaining consent from the other Party, and this Agreement shall terminate as of the date on which such written notice is served to the other Party.

8.3                                         No compensation or indemnification will be required to be made by one Party to the other Party when one Party exercises its right to terminate this Agreement unilaterally pursuant to this Article Eight and no rights or interests of the terminating Party will be adversely affected by the termination of this Agreement.

8.4                                         Subsection 8.1 shall survive the termination of this Agreement.

ARTICLE NINE    EFFECTIVENESS

9.1                                         This Agreement shall become effective on the date on which it is signed and affixed with the corporate seals by the authorized representative of each Party and have a term of five (5) years commencing as of the effective date hereof.

9.2                                         Upon confirmation by the licensor in writing prior to the expiration of the term hereof, this Agreement may be extended for as long as may be agreed to by both the licensor and licensee  through negotiation, provided, however, that the licensee shall not have the right to decide the extension of the term hereof.

ARTICLE TEN    FORCE MAJEURE

In the event that a Party’s performance of this Agreement or any covenants of the Parties is directly affected by an earthquake, typhoon, flood, fire, war, computer virus, design loophole in any software tool, hacker attack on the Internet, amendment to law or policy or any other event of force majeure which is not foreseeable or the result of which is not to be prevented or avoided, such Party shall immediately give the other Party a notice by fax of such event and within thirty days (30) thereafter provide a detailed report thereof as well as a certification document explaining the cause for the non-performance or delayed performance of this Agreement, which certification document shall be issued by the public notary of the region in which the event of force majeure occurred. The Parties shall decide through consultation whether performance of this Agreement, in whole or in part, shall be relieved or delayed to the extent affected by such event. With respect to economic losses sustained by either Party as a result of such event, neither Party shall be liable therefor.

ARTICLE ELEVEN                                            APPLICABLE LAW; DISPUTE RESOLUTION

11.1                                   The execution, validity, interpretation, enforcement and dispute resolution of this Agreement shall be governed by the PRC Law.

11.2                                   Any dispute, conflict or claim arising out of or in connection with this Agreement or the performance hereof shall be resolved by the Parties through amicable negotiation, which negotiation shall commence immediately upon notice by one Party to the other of the nature of such dispute, conflict or claim. In the event that such dispute is not resolved within thirty (30) Business Days following such notice, either Party may upon the expiration of the such 30-day notice period submit such dispute to arbitration by the Hong Kong International Arbitration Centre in accordance with the arbitration rules of such centre then in effect. The arbitration shall be conducted in Hong Kong in English and the arbitral award shall be binding upon both Parties. During the resolution (including the arbitration) of the dispute, the Parties shall continue to perform other portions of this Agreement unaffected by such dispute.

ARTICLE TWELVE                                       TAXES

Both Parties agree that any and all Taxes payable on account of this Agreement or the performance hereof shall be paid by the Party incurring such Taxes.

ARTICLE THIRTEEN                             MISCELLANEOUS

13.1                                   Party B may not assign its rights and obligations hereunder without Party A’s consent in writing and the successors and permitted assigns of the Parties shall be bound by this Agreement.

13.2                                   Failure to exercise or delay in exercising any right, power, or privilege provided by this Agreement shall not be deemed a waiver of such right, power, or privilege and any partial exercise of such right, power or privilege shall not hinder any future exercise of such right, power or privilege.

13.3                                   The rights, power and remedies provided for Party A and Party B herein are cumulative and not exclusive, and shall be in addition to any other rights, power or remedies provided by law, regulation, contract or otherwise now or hereafter in effect.

13.4                                   Any and all notices, approvals, requests, authorizations, instructions or other communications required hereunder (collectively, “Written Documents”) shall be made in writing and with a reference to this Agreement. A Written Document shall be deemed duly given by one Party to the other upon personal delivery to the address of the other Party; or on a date which is four (4) business days from the date on which the Written Document is posted through registered or certified mail (postage prepaid and return receipt requested), regardless of whether the Written Document is actually received; or on the first business day following the date on which the Written Document is sent by express service (as indicated by the written receipt confirmation); or as indicated on the confirmation report of the fax machine confirming that the Written Document is delivered by fax successfully.

13.5                                   This Agreement shall supersede all other agreements, written or oral, of the Parties regarding the subject matter of this Agreement and constitutes the entire agreement of the Parties concerning such subject matter.

13.6                                   This Agreement shall be signed in two (2) original copies in Chinese, with each of Party A and Party B holding one (1) copy, and both copies shall be equally authentic.

IN WITNESS HEREOF, the Parties have signed this Agreement as of the date first written above.

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[signature page]

Party A:  Phoenix Satellite Television Company Limited

Authorized Representative:	/s/ Keung Chui

Party B:  Beijing Tianying Jiuzhou Network Technology Co., Ltd.

Authorized Representative:

[signature page]

Party A:  Phoenix Satellite Television Company Limited

Authorized Representative:

Party B:  Beijing Tianying Jiuzhou Network Technology Co., Ltd.

Authorized Representative:	/s/ Ming Chen

EXHIBIT 1

Program Content licensed by Party A to Party B:

Phoenix infonews channel

Stock Market Snapshot

Current Affairs Debate

News Talk

Financial Journal

News Magnifier *

Stock Market Express

Celebrated China Heritage

Taiwan Weekly Focus

Hong Kong Viewpoint

Journalist On The Spot

Finance Point To Point

Mainland Q&A

Phoenix Chinese channel

Studying Around Greater China with Yang Jinlin

My Patriotic Heart

Belle Gourmet

China Forum

Phoenix Aerostation

Mainland Q&A

Wisdom From The East

Dialogue With World Leaders

Tiger Talk

Premium Spectacular

China Impression

Southern China Anecdote

National Centre For The Performing Arts *

Inside Big Cases *

Starface *

A Date With Luyu

Eight-Minute Reading

Entertainment Whirlwind *

Lawrence Viewpoint

Sisy’s News

Peter Qiu’s Talk

Shi Ping Financial Insight

Hacker Zhao Shao Kang

Panoramic Eyeshot Of Phoenix *

Emergent China

Trendy Guide: Cat Walk

Art Of Taste

Secret Documentary

Observation Post Of Military Situation

Social Watch

Head Start In Finance

From Phoenix To The World *

Newsline

Behind The Headlines With Wentao

Celebrity Museum

* excluding the music contained in the Program Content, pieces and data authorized by third party to Phoenix Satellite TV and pieces and materials which are not produced by Phoenix Satellite TV itself.